SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 21, 2009
Date of Report
(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02	Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers.

On July 21, 2009, SonoSite's Board of Directors unanimously appointed Rodney F. Hochman, M.D. to a position on its Board of Directors.   Dr. Hochman is Chief Executive Officer of Swedish Medical Center, a large non-profit health provider in the Seattle area, a position he has held since 2007.  From time to time, Swedish Medical Center purchases certain products from Sonosite, and while the aggregate dollar values of sales from Sonosite to Swedish Medical Center have not been at a level that would have affected Dr. Hochman's status as an independent Board member under the applicable director independence rules, the Board intends at least initially not to classify him as an independent director.  The Board will re-evaluate Dr. Hochman's status under applicable independence requirements annually when it reviews these requirements for all non-employee directors.  Dr. Hochman will serve on the Board's Quality and Technology Committee.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	July 27, 2009	By:	/s/ MICHAEL J. SCHUH
Michael J. Schuh Chief Financial Officer

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